EX-33.1
(logo) CENLAR FSB
CENTRAL LOAN ADMINISTRATION & REPORTING

PO Box 77400 * Ewing, NJ 08628 * 609-883-3900


Management Assessment

The Board of Directors
Cenlar FSB:

Management of Cenlar FSB (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans (the Platform), except for servicing criteria 1122
(d)(1)(iii) Backup Servicer, as of and for the year ended December 31, 2012. This criteria is not applicable to the Company because the Company does not perform activities with respect to the Platform relating to this criteria. With respect to servicing criteria 1122 (d)(4)(xi) and 1122 (d)(2)(vi), management has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). Management has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

The Company's management has assessed the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2012. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2012, the Company has complied, in all material respects with the servicing criteria, except for the servicing criteria 1122 (d)(1)(iii) Backup Servicer, set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.


Overnight Mail: Cenlar FSB * 425 Phillips Boulevard * Ewing, NJ 08618


(page)


Cenlar FSB
March 7, 2013
Page 2 of2


KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2012.


/s/ Gregory S. Tornquist
Gregory S. Tornquist
President & Chief Executive Officer


/s/ Stephen W. Gozdan                         /s/ Jeanne M. Bader
Stephen W. Gozdan                             Jeanne M. Bader
Chief Financial Officer                       Director of Loan Administration


March 7, 2013


(page)


Appendix A
Securities Covered in Cenlar FSB's REG AB Attestation: Wells Fargo Bank, N.A.


Investor                                                         Security                        * Period
                                                                                                 Subserviced by
                                                                                                 Cenlar FSB
A54                    New York Mortgage Company                 NYMC 06-1                       1/1 to 12/31/12
H96                    UBS Real Estate Securities, Inc           MASTR 06-OA1                    1/1 to 12/31/12
D96                    UBS Real Estate Securities, Inc           MARM 06-OA2                     1/1 to 12/31/12
H83                    UBS Real Estate Securities, Inc           MARM 07-1                       1/1 to 12/31/12
J83                    UBS Real Estate Securities, Inc           MALT 07-1                       1/1 to 12/31/12
T83                    UBS Real Estate Securities, Inc           MAST 07-1                       1/1 to 12/31/12
U83                    UBS Real Estate Securities, Inc           MALT 07-HF1                     1/1 to 12/31/12
A83                    UBS Real Estate Securities, Inc           SMT 2007-1                      1/1 to 12/31/12
G52                    Opteum Financial Services, LLC            OMAC 06-1                       1/1 to 12/31/12
H52                    Opteum Financial Services, LLC            OMAC 06-2                       1/1 to 12/31/12
J52                    Opteum Financial Services, LLC            BAFC 2006-H                     1/1 to 12/31/12
K52                    Opteum Financial Services, LLC            CMLTI 06-FX1                    1/1 to 12/31/12
P52                    Opteum Financial Services, LLC            CMLTI 07-OPX1                   1/1 to 12/31/12
G43                    Thornburg Mortgage Home Loans             TMST 2007-3                     1/1 to 12/31/12
                       (RBS Financial)
WF3                    Lydian Bank/Wells Fargo                   GSR 2006 AR1                    1/1 to 12/31/12
WF4                    Lydian Bank/Wells Fargo                   GSR 2006 AR2                    1/1 to 12/31/12
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-2
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-3
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-4
N06                    Morgan Stanley Private Bank, NA           MSM 2007-15AR                   1/1 to 12/31/12
H06                    Redwood Trust, Inc.                       SEMT 2012-1                     1/1 to 12/31/12
K06                    Redwood Trust, Inc.                       SEMT 2012-2                     3/1 to 12/31/12
L06                    Redwood Trust, Inc.                       SEMT 2012-3                     6/1 to 12/31/12
Z06                    Redwood Trust, Inc.                       SEMT 2012-4                     9/1 to 12/31/12
Y06                    Redwood Trust, Inc.                       SEMT 2012-5                     10/1 to 12/31/12
RWO                    Redwood Trust, Inc.                       SEMT 2012-6                     11/1 to 12/31/12



(page)


(logo) CENLAR FSB
CENTRAL LOAN ADMINISTRATION & REPORTING


Certification Regarding Compliance with Applicable Servicing Criteria

1. Cen1ar FSB (the "Servicer") is responsible for assessing compliance by it with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB as of and for the 12-month period ending December 31, 2012 (the Reporting Period) as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions involving first lien residential mortgage loans [other than (a) transactions registered prior to compliance with Regulation AB [and (b) Freddie Mac, Fannie Mae and Ginnie Mae residential mortgage loan securitizations]] (the "Platform");

2. The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities as of and for the period ending December 31, 2012, and the Servicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors as set forth in Exhibit A hereto;

3. Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 2012 and for the Reporting Period with respect to the Platform taken as a whole;

6. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2012 and for the Reporting Period with respect to the Platform taken as a whole;

7. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2012 and for the Reporting Period with respect to the Platform taken as a whole; and

8. A registered public accounting firm (KPMG) has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria for the Reporting Period.

Cenlar FSB
By: /s/ Michael Blair
Name: Michael Blair
Title: Senior Vice President

February 28, 2013
Date of Certification


(page)


EXHIBIT A


                                                                          APPLICABLE                INAPPLICABLE
                             SERVICING CRITERIA                           SERVICING CRITERIA        SERVICING CRITERIA

                                                                                 Performed
                                                                                 by
                                                                                 Vendor(s)
                                                                 Performed       for which
                                                                 Directly        Servicer is
                                                                 by              the Responsible
Reference          Criteria                                      Servicer        Party
                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted        X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities          X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.


1122(d)(1)(iii)    Any requirements in the transaction                                              X^1
                   agreements to maintain a backup servicer
                   for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.

                   Cash Collection and Administration

1122(d)(2)(i)      Payments on mortgage loans are deposited      X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on       X
                   behalf of an obligor or to investor are
                   made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees               X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
                   the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                  X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at       X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)
                   of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as         X^2             X^3
                   to prevent unauthorized access.



1 Cenlar does not (i) perform directly, (ii) take responsibility for the performance of by a Vendor, or (iii)
retain a subservicer(s) or vendor(s) to perform.
2 Cenlar has procedures in place and monitors the tax Corelogic Tax Services, LLC (formerly First
American) and Insurance Assurant Specialty Property (Assurant) vendor's performance and includes the functions in its attestation testing.
3 Both vendors provide processing services for the payment of taxes and insurance premiums. Cenlar monitors their performance and reconciles the checks issued.



(page)



                                                                          APPLICABLE                INAPPLICABLE
                             SERVICING CRITERIA                           SERVICING CRITERIA        SERVICING CRITERIA

                                                                 Performed       Performed
                                                                 by              by
Reference          Criteria                                      Servicer        Vendor(s)

1122(d)(2)(vii)    Reconciliations are prepared on a             X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.

                   Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those         X^4
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with the investors' or the
                   trustee's records as to the total unpaid
                   principal balance and number of mortgage
                   loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated        X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are         X
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the         X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.

                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on mortgage loans      X
                   is maintained as required by the
                   transaction agreements or related
                   mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents           X
                   are safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions      X
                   to the asset pool are made, reviewed
                   and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any     X
                   payoffs, made in accordance with the
                   related mortgage loan documents are
                   posted to the Servicer's obligor
                   records maintained no more than two
                   business days after receipt, or such
                   other number of days specified in the
                   transaction agreements, and allocated to
                   principal, interest or other items
                   (e.g., escrow) in accordance with the
                   related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the          X
                   mortgage loans agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or          X
                   status of an obligor's mortgage loans
                   (e.g., loan modifications or re-agings)
                   are made, reviewed and approved by
                   authorized personnel in accordance with
                   the transaction agreements and related
                   pool asset documents.



4 1122(d)(3)(i)c Servicer is not required to file with the SEC. Servicer files reports in accordance with the transaction agreements.



(page)



                                                                          APPLICABLE                INAPPLICABLE
                             SERVICING CRITERIA                           SERVICING CRITERIA        SERVICING CRITERIA

                                                                 Performed       Performed
                                                                 by              by
Reference          Criteria                                      Servicer        Vendor(s)

1122(d)(4)(vii)    Loss mitigation or recovery actions           X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with the
                   timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts        X
                   are maintained during the period a mortgage
                   loan is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates        X
                   of return for mortgage loans with variable
                   rates are computed based on the related
                   mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for         X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's mortgage loan documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable mortgage loan
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related mortgage loans, or such other
                   number of days specified in the
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor         X^5             X^6
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                 X
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an            X
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and                X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other             X
                   support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.



5 Cenlar has procedures in place and monitors the tax (Corelogic Tax Services, LLC) and Insurance
Vendor's (Assurant) performance and includes this in its attestation testing.
6 Both vendors provide processing services for the payment of taxes and insurance premiums. Cenlar monitors and is responsible for the timely payment of taxes and insurance premiums.



(page)


Appendix A
Securities Covered in Cenlar FSB's REG AB Attestation: Wells Fargo Bank, N.A.


Investor               Issuer                                    Security                        * Period
                                                                                                 Subserviced by
                                                                                                 Cenlar FSB
A54                    New York Mortgage Company                 NYMC 06-1                       1/1 to 12/31/12
H96                    UBS Real Estate Securities, Inc           MASTR 06-OA1                    1/1 to 12/31/12
D96                    UBS Real Estate Securities, Inc           MARM 06-OA2                     1/1 to 12/31/12
H83                    UBS Real Estate Securities, Inc           MARM 07-1                       1/1 to 12/31/12
J83                    UBS Real Estate Securities, Inc           MALT 07-1                       1/1 to 12/31/12
T83                    UBS Real Estate Securities, Inc           MAST 07-1                       1/1 to 12/31/12
U83                    UBS Real Estate Securities, Inc           MALT 07-HF1                     1/1 to 12/31/12
A83                    UBS Real Estate Securities, Inc           SMT 2007-1                      1/1 to 12/31/12
G52                    Opteum Financial Services, LLC            OMAC 06-1                       1/1 to 12/31/12
H52                    Opteum Financial Services, LLC            OMAC 06-2                       1/1 to 12/31/12
J52                    Opteum Financial Services, LLC            BAFC 2006-H                     1/1 to 12/31/12
K52                    Opteum Financial Services, LLC            CMLTI 06-FX1                    1/1 to 12/31/12
P52                    Opteum Financial Services, LLC            CMLTI 07-OPX1                   1/1 to 12/31/12
G43                    Thornburg Mortgage Home Loans             TMST 2007-3                     1/1 to 12/31/12
                       (RBS Financial)
WF3                    Lydian Bank/Wells Fargo                   GSR 2006 AR1                    1/1 to 12/31/12
WF4                    Lydian Bank/Wells Fargo                   GSR 2006 AR2                    1/1 to 12/31/12
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-2
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-3
S06/T06                Morgan Stanley Private Bank, NA           Sequoia Mortgage                1/1 to 12/31/12
                                                                 Trust 2007-4
N06                    Morgan Stanley Private Bank, NA           MSM 2007-15AR                   1/1 to 12/31/12
H06                    Redwood Trust, Inc.                       SEMT 2012-1                     1/1 to 12/31/12
K06                    Redwood Trust, Inc.                       SEMT 2012-2                     3/1 to 12/31/12
L06                    Redwood Trust, Inc.                       SEMT 2012-3                     6/1 to 12/31/12
Z06                    Redwood Trust, Inc.                       SEMT 2012-4                     9/1 to 12/31/12
Y06                    Redwood Trust, Inc.                       SEMT 2012-5                     10/1 to 12/31/12
RWO                    Redwood Trust, Inc.                       SEMT 2012-6                     11/1 to 12/31/12
